Exhibit 5



                             MORGAN, LEWIS & BOCKIUS
                                COUNSELORS AT LAW
                                 101 PARK AVENUE
                         NEW YORK, NEW YORK  10178-0060



                              January 23, 1995


The New York Times Company
229 West 43d Street
New York, New York 10036

          Re:  Registration Statement on Form S-3 relating
               to $400 million in Debt Securities
               -------------------------------------------

Ladies and Gentlemen:

          In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof by The New York Times Company, a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested to render our opinion as to the legality of the $400,000,000 aggregate principal amount of the Company's unsecured debt securities (the "Debt Securities") registered thereunder. Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

          In connection herewith, we have examined the originals or copies of
(i) the Registration Statement, (ii) the form of the Indenture (the "Indenture") to be entered into by the Company and Chemical Bank, as trustee (the "Trustee"), pursuant to which the Debt Securities are to be issued from time to time, (ii) the Certificate of Incorporation and By-laws of the Company, as amended to date,
(iii) records of certain corporate proceedings of the Company relating to, among other things, the Debt Securities. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed.

          In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified,

The New York Times Company
January 23, 1995
Page 2


photostatic, reproduced or conformed copies and the authenticity of all such documents.

          In rendering the opinion set forth below, we have also assumed that
(i) the definitive terms of any Debt Security offered pursuant to a Prospectus Supplement will have been established in accordance with the authorizing resolutions of the Board of Directors of the Company and applicable law; (ii) the Registration Statement, and any amendments thereto, will have become effective; (iii) a Prospectus Supplement will have been filed with the Commission describing the Debt Securities offered thereby; (iv) all Debt Securities will be issued in compliance with applicable federal and state securities laws; (v) the Indenture with respect to the Debt Securities will have been executed and delivered by the Company and the Trustee in the form filed as an exhibit to the Registration Statement, and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; and (vi) the Debt Securities will have been duly created, executed, authenticated by the Trustee, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture.

          Based upon and subject to the foregoing, we are of the opinion that the Debt Securities, when so issued and delivered, will constitute legal, valid and binding obligations of the Company and will be entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, receivership, arrangement, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Our opinion expressed above is limited to the laws of the State of New York.

          We hereby consent to the use of our name in the Registration Statement, in the related prospectus as the same appears under the caption "Validity of Offered Securities" and in any supplement to such prospectus, and to the use of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              MORGAN, LEWIS & BOCKIUS